EXHIBIT 99.1

                                 Dennis R. Lane
                             18836 East Powers Drive
                             Aurora, Colorado 80015
                               Ph: (303) 668-0075
                               Fax: (303) 693-7484
                                dlane@hippcap.com



November 1, 2006

Mr. Martin Berns
President/CEO
MediaNet Group Technologies, LLC
5100 West Copans Road, Suite 710
Margate, FL 33063

Dear Mr. Berns,

With regret, and due to an overwhelming work load and excessive time constraints, I realize that I will be unable to fulfill the duties required of my seat on the company board. Please accept my resignation as of the date of this letter.

In the future, I hope to have the opportunity to serve the company in other, less time- consuming ways. In fact, I would be honored if you would call on me to serve in an advisory capacity. I do not wish to lose contact with this wonderful company or its outstanding management and staff.

Thank you for your consideration in this matter.

Most sincerely yours,

Dennis R. Lane